UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 22, 2022 (March 18, 2022)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2525 West End Avenue, Suite 950 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 18, 2022, Cumberland Pharmaceuticals Inc. ("Cumberland" or the "Company") learned that Martin E. Cearnal, Cumberland’s Executive Vice President and Chief Commercial Officer had passed away. Mr. Cearnal served as a member of our Board of Directors since 2004. He joined our management team in 2008 to head the Company’s Marketing and Sales activities.
Mr. Cearnal had over 50 years of experience in the healthcare industry and was involved with the launches of noteworthy pharmaceutical products such as Lipitor®, Botox® and Humira®. He is the former President and Chief Executive Officer of Physicians World, which became the largest provider of continuing medical education during his tenure from 1985 until 2000, when that company was sold to Thomson Healthcare. He previously spent 17 years at Revlon Healthcare in a variety of domestic and international pharmaceutical marketing roles culminating in his position Vice President, Marketing for International Operations.
Several Cumberland senior executives have agreed to assume additional responsibilities on an interim basis, following Mr. Cearnal’s passing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: March 22, 2022	By:	/s/ John Hamm
John Hamm
Chief Financial Officer